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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and related Prospectus of Virgin Media Finance PLC for the registration of the debt securities fully and unconditionally guaranteed by Virgin Media Inc. and to the incorporation by reference therein of our report dated February 26, 2009 (except for notes 1, 2, 3, 4, 5, 6, 8, 9, 14, 17, 18 and 19, as to which the date is May 26, 2009), with respect to the consolidated financial statements and financial statement schedule of Virgin Media Inc. included in its Current Report (Form 8-K) dated May 27, 2009, and our report with respect to the effectiveness of internal control over financial reporting of Virgin Media Inc. and subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 2008, both filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
London, England May 26, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm